UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2024, Bridger Aerospace Group Holdings, Inc. (the “Company” or “Bridger”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bridger FMS Merger Sub Inc., a wholly-owned subsidiary of Bridger (“Merger Sub”), Flight Test & Mechanical Solutions, Inc. (“FMS”) and Jesse Whitfield, in his capacity as company representative as described in the Merger Agreement. The closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”) occurred on June 28, 2024, and pursuant to the terms of the Merger Agreement, Merger Sub merged with and into FMS, with FMS surviving as a wholly-owned subsidiary of Bridger (the “Merger”).

The aggregate consideration for the Transactions payable to the former stockholders of FMS is $20.6 million, with $17.51 million payable (the “Closing Issuance”) in unregistered shares of Bridger’s common stock, par value $0.0001 per share (“Common Stock”), and up to $3.09 million of contingent equity earn-out consideration (the “Earnout Issuance”), as may be adjusted pursuant to the terms of the Merger Agreement, including for FMS’ cash, accrued dividends and net working capital as of the Closing.

The 4,386,993 of shares of Common Stock issuable to the former stockholders of FMS in respect of the Closing Issuance was determined by reference to the volume weighted average price per share of Common Stock as reported on Nasdaq for the 90 consecutive trading days ending as of the close of the trading day immediately preceding the effective date of the Merger. The amount of the Earnout Issuance, if any, payable is based on the “FMS EBITDA” (as defined in the Merger Agreement) for the calendar years 2025 and 2026, and the full-earnout would be achieved if the combined FMS EBITDA for both years equals or exceeds $5 million. The number of shares of Common Stock issuable to the former stockholders of FMS in respect of the Earnout Issuance will be determined based upon the volume weighted average price per share of Common Stock as reported on Nasdaq for the 90 consecutive trading days ending on the trading day immediately preceding the date on which the applicable portion of the Earnout Issuance is effected. The maximum number of shares of Common Stock issuable to the stockholders of FMS pursuant to the Merger Agreement is 9,621,454.

The shares of Common Stock issuable pursuant to the Merger Agreement (other than shares of Common Stock that may be issuable pursuant to the working capital adjustment) will be subject to transfer restrictions for the eighteen-month period following their respective issuances, with 1/18th of the total shares of each issuance of Common Stock vesting each month over the applicable eighteen-month period. The Merger Agreement also provides the former stockholders of FMS with customary resale registration rights with respect to their Common Stock consideration.

The Merger Agreement contains customary representations, warranties, covenants, and post-closing indemnification obligations of the parties thereto. Certain of the stockholders of FMS have agreed to certain customary non-competition and non-solicitation covenants for a period of four (4) years following the Closing.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the copy of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. None of the shares of Common Stock to be issued in connection with the Transactions will be registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of sale, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Recipients of shares of Common Stock in connection with the Transaction will have customary registration rights with respect to such shares of Common Stock pursuant to the terms and conditions of the Merger Agreement.

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Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review.

In response to a comment letter from the staff of the U.S. Securities and Exchange Commission (the “SEC”), Company management has identified an error in the calculation of diluted EPS. The miscalculation affects the Company’s previously issued audited consolidated financial statements as of and for the year ended December 31, 2023 and its previously issued unaudited interim condensed consolidated financial statements for each of the first three quarters in the year ended December 31, 2023 (collectively, the “Affected Financials”) resulting from a miscalculation of net income (loss) attributable to common stockholders - diluted (the “numerator”) used in the determination of net income (loss) per common stock - diluted (“diluted EPS”) and a difference in the weighted average common stock outstanding – diluted (the “denominator”) used in the determination of the shares outstanding for diluted EPS for the three months ended March 31, 2023, the six months ended June 30, 2023, the three and nine months ended September 30, 2023, and for the year ended December 31, 2023. The error resulted in a misstatement of diluted EPS in each of the Affected Financials.

On June 25, 2024, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), after discussion with Company management, concluded that such miscalculation was material with respect to the audited financial statements of the Company included in its Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2023 and the unaudited interim financial statements of the Company for the three months ended March 31, 2023, the six months ended June 30, 2023 and for the three and nine months ended September 30, 2023 included in the Company’s Quarterly Reports on Form 10-Q filed on May 12, 2023, August 10, 2023 and November 13, 2023 (collectively, the “Affected Form 10-Qs”), respectively, and therefore should be restated to report the correct diluted EPS in each of the Affected Financials, and therefore, the audited financial statements of the Company included in the Form 10-K and the unaudited interim financial statements of the Company included in the Affected Form 10-Qs should no longer be relied upon.

As a result, the Company intends to restate the Affected Financials in an Amendment No. 1 to the Company’s Form 10-K for the year ended December 31, 2023 (the “Form 10-K/A”), to be filed with the SEC as soon as practicable. The Form 10-K/A will include the restated quarterly period financial statements of 2023, including for (i) the three months ended March 31, 2023, (ii) the six months ended June 30, 2023, and (iii) the three and nine months ended September 30, 2023. The Company also intends to file an Amendment No. 1 to the Company’s Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q/A”) with the SEC as soon as practicable, which will include the restated unaudited interim financial statements of the Company for the three months ended March 31, 2023.

None of the changes discussed above had any impact on the Company’s financial positions, cash position, total assets and liabilities, cash flows, future cash requirements, revenue, net income (loss), net income (loss) per share – basic, EBITDA or adjusted EBITDA.

The Company and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Crowe LLP, the Company’s independent registered public accounting firm.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced the following changes to its executive officers and the Board of Directors of the Company (the “Board”):

Resignation of Tim Sheehy as President, Chief Executive Officer, and Member of the Board of Directors

On July 1, 2024, Tim Sheehy, President, Chief Executive Officer, and director of the Company, notified the Company of his decision to resign from his position as President, Chief Executive Officer, and from the Board, effective immediately. Mr. Sheehy has confirmed that his resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

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Appointment of Sam Davis as Interim Chief Executive Officer

On July 1, 2024, the Board appointed Sam Davis as interim Chief Executive Officer, effective immediately.

Sam Davis, age 40, served as Chief of Staff of Bridger since April and previously served as Vice President of Finance from July 2020 until April 2023 and Controller from January 2019 until July 2020. Prior to joining Bridger, Mr. Davis worked at Oracle, Inc. from January 2015 until January 2019 as a Project Manager 3, Sr. Business Analyst. Mr. Davis holds an Master in Business Administration from San Jose State University and a Bachelor of Science in Accounting and Finance from Boise State University.

There is no arrangement or understanding between Mr. Davis and any other person pursuant to which Mr. Davis was appointed as an officer. At this time, the Company is not aware of any family relationships among any of the Company’s directors or executive officers with Mr. Davis or any transactions with Mr. Davis that would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Dan Drohan to the Board of Directors

On July 1, 2024, the Board appointed Dan Drohan as a Class I Director of the Board, effective immediately.

Mr. Drohan, age 52, has served as the Chief Executive Officer of Solairus Aviation, a private aviation asset management business, since launching the company in 2009. Prior to launching Solairus Aviation, Mr. Drohan founded aircraft charter and management firm Sunset Aviation, where he oversaw the acquisitions and infrastructure initiatives from 1992 to 2007. Mr. Drohan attended the University of New Mexico, and the Sierra Academy of Aeronautics, where he earned his commercial and multiengine instrument ratings. Mr. Drohan has served on the Board of Directors at Solairus Aviation since 2009, and on the Board of Directors at the Civil Air Patrol Foundation since 2024. Mr. Drohan is well qualified to serve on the Board due to his executive leadership and aviation industry experience.

There is no arrangement or understanding between Mr. Drohan and any other person pursuant to which Mr. Drohan was appointed as a director. At this time, the Company is not aware of any family relationships among any of the Company’s directors or executive officers with Mr. Drohan or any transactions with Mr. Drohan that would require disclosure under Item 404(a) of Regulation S-K. Mr. Drohan will receive compensation for his Board service consistent with compensation received by the Company’s other non-employee directors (which is described in the Company’s 2024 Proxy Statement).

Appointment of Jeffrey Kelter as Executive Chairman of the Board of Directors

On July 1, 2024, the Board appointed current Chairman of the Board Jeffrey Kelter as Executive Chairman, effective immediately.

Mr. Kelter is a Co-Founder and a Partner of KSH Capital, LP. KSH Capital provides real estate entrepreneurs with capital and expertise to seed or grow their platform. KSH Capital is focused on the deployment of the principals’ capital in domestic and international strategies that offer compelling long-term returns. Prior to founding KSH Capital, Mr. Kelter was a Founding Partner and Chief Executive Officer of KTR Capital Partners from 2005 to 2015, a leading private equity real estate investment and operating company focused on the industrial property sector in North America. KTR and its commingled investment funds were sold in May 2015 to a joint venture of Prologis Inc. and Norges Bank Investment Management. Since its inception in 2004, KTR had raised three funds which totaled over $7.0 billion of investment capacity. Prior to founding KTR, Mr. Kelter was President, Chief Executive Officer and Trustee of Keystone Property Trust, an industrial real estate investment trust (NYSE:KTR). Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004 to Prologis. Prior to forming Keystone, he served as president and CEO of Penn Square Properties, Inc. in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. Mr. Kelter currently serves on the Board of Directors of Invitation Homes (NYSE: INVH). From January 2014 to November 2017, Mr. Kelter served on the Board of Starwood Waypoint Homes, its predecessor. Mr. Kelter currently serves as a trustee of the Cold Spring Harbor Laboratory. Mr. Kelter previously served as a trustee for Trinity College from 2010 to April 2020 and Westminister School from September 2011 to April 2020. Mr. Kelter formerly served on the Board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018. Mr. Kelter received a B.A. in Urban Studies from Trinity College. Mr. Kelter is well qualified to serve as the Executive Chairman of the Board due to his extensive experience founding and growing successful companies, as well as his significant executive leadership background.

There is no arrangement or understanding between Mr. Kelter and any other person pursuant to which Mr. Kelter was appointed as Executive Chairman. At this time, the Company is not aware of any family relationships among any of the Company’s directors or executive officers with Mr. Kelter or any transactions with Mr. Kelter that would require disclosure under Item 404(a) of Regulation S-K. Mr. Kelter will receive compensation for his Board service consistent with compensation received by the Company’s other non-employee directors (which is described in the Company’s 2024 Proxy Statement).

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Item 7.01	Regulation FD Disclosure.

On July 1, 2024 the Company issued a press release announcing the resignation of Mr. Timothy Sheehy as Chief Executive Officer and Director, the appointment of Sam Davis as interim Chief Executive Officer and the appointment of Jeffrey Kelter as Executive Chairman. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On July 1, 2024 the Company issued a press release announcing the appointment of Mr. Drohan as a Class I director. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

On July 1, 2024 the Company issued a press release announcing the completion of the Transactions and the acquisition of FMS. A copy of the press release is furnished herewith as Exhibit 99.3 and incorporated herein by reference.

Furnished as Exhibit 99.4 and incorporated by reference herein is an investor presentation dated July 2024 that will be used by the Company during investor meetings.

The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated June 28, 2024, by and among Flight Test & Mechanical Solutions, Inc., Bridger Aerospace Group Holdings, Inc., Bridger FMS Merger Sub Inc. and Jesse Whitfield, solely in his capacity as the company representative
99.1	Press Release by Bridger Aerospace Group Holdings, Inc., dated July 1, 2024, entitled “Bridger Aerospace Announces Changes to its Management Team”
99.2	Press Release by Bridger Aerospace Group Holdings, Inc., dated July 1, 2024, entitled “Bridger Aerospace Announces Addition to its Board of Directors”
99.3	Press Release by Bridger Aerospace Group Holdings, Inc., dated July 1, 2024, entitled “Bridger Aerospace Acquires FMS Aerospace, Boosting In-House Engineering Capabilities and Diversifying its Customer Base and Seasonality”
99.4	Investor Presentation dated July 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: July 1, 2024	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

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